December 13, 2000

Agway Inc.
333 Butternut Drive
DeWitt, NY 13214

Gentlemen:

           As Deputy General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of $49,000,000 in principal amount of Agway Financial Corporation Subordinated Member Money Market Certificates and Subordinated Money Market Certificates as well as Agway Financial Corporation Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

           Based upon my review of the relevant documents and materials, it is my opinion that:

     (a)  Agway Inc. is a valid and subsisting Delaware corporation; and

     (b) The Guarantee of Agway Inc. being registered with the Debt Securities with the Securities and Exchange Commission on Form S-3 is the legal, valid, and binding obligation of Agway Inc. in accordance with its terms with respect to such Debt Securities subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and the indentures continue to qualify under the Trust Indenture Act of 1939, as amended, and (ii) the Debt Securities shall have been duly executed and authenticated as provided in the indentures, and the Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                            Very truly yours,



                                            Christopher W. Fox
                                            Vice President, Deputy General
                                            Counsel and Secretary
                                            Agway Inc.

                                                               December 13, 2000

Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, DE 19801

Gentlemen:

           As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $49,000,000 in principal amount of Agway Financial Corporation Subordinated Member Money Market Certificates and Subordinated Money Market Certificates as well as Agway Financial Corporation Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S- 3. I am familiar with the relevant documents and materials used in preparing such registration.

           Based upon my review of the relevant documents and materials, it is my opinion that:

          (a)  AFC is a valid and subsisting Delaware  corporation;  and

          (b)  The Debt  Securities  being  registered  with the  Securities and
               Exchange Commission on Form S-3 will, when sold, be legally issued and binding obligations of Agway Financial Corporation in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and the indentures continue to qualify under the Trust Indenture Act of 1939, as amended, and (ii) the Debt Securities shall have been duly executed and authenticated as provided in the indentures, and the Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (c) The matters of law and legal conclusions set forth under "Description of the Certificates" in the Prospectus filed as a part of said registration are correct.

           This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                           Very truly yours,


                                           /s/ Christopher W. Fox
                                           Christopher W. Fox
                                           General Counsel
                                           Agway Financial Corporation